MANAGEMENT AGREEMENT

AmericaFirst Capital Management, LLC

Exhibit 1

Amendment Dated: February 16, 2011

Percentage of Average

Fund

Daily Net Assets

AmericaFirst Income Strategies Fund

1.00%

AmericaFirst Absolute Return Fund

1.50%

AmericaFirst Income Trends Fund

1.25%

AmericaFirst Defensive Growth Fund

1.50%

Catalyst Funds

By:

/s/ Jerry Szilagyi

Print Name:

Jerry Szilagyi

Title:

Trustee

AmericaFirst Capital Management, LLC

By:

/s/ Rick Gonsalves

Print Name:

Rick Gonsalves

Title:

President / CEO